UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 11, 2021

CAPITAL SOUTHWEST CORPORATION
(Exact Name Of Registrant As Specified In Charter)

Texas	814-00061	75-1072796
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5400 Lyndon B. Johnson Freeway, Suite 1300
Dallas, Texas 75240
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 238-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.25 par value per share	CSWC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 11, 2021, Capital Southwest Corporation (the “Company”) entered into the Second Amended and Restated Limited Liability Company Operating Agreement (the “Amendment”) of I-45 SLF LLC (“I-45 SLF”) by the Company and Main Street Capital Corporation, each as members of the joint venture (each, a “Member”). The Amendment increased the current profit percentage that is distributed to the Company on a pro rata basis from (a) 75.6% to (b) an amount equal to: (i) 76.26250% as of the date of the Amendment through the quarter ended March 31, 2021; (ii) 76.9250% for quarter ended June 30, 2021; (iii) 77.58750% for the quarter ended September 30, 2021; and (iv) 78.250% for the quarter ended December 31, 2021 and periods thereafter.

The Amended and Restated Limited Liability Company Operating Agreement previously provided that any Member may provide written notice to dissolve I-45 SLF on or after March 8, 2017 by providing written notice of at least ninety days. The Amendment amended this provision to provide that any Member may provide written notice to dissolve I-45 SLF on or after March 31, 2023 by providing written notice of at least thirty days.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, filed as an exhibit hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)          Exhibits

Exhibit No.	Description
1.1	Second Amended and Restated Limited Liability Company Operating Agreement of I-45 SLF LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 12, 2021

By:	/s/ Bowen S. Diehl
Name: Bowen S. Diehl
Title: Chief Executive Officer and President